UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2005 (May 31, 2002)

PLUMTREE SOFTWARE, INC.

(Exact Name of Registrant as specified in charter)

Commission File Number 001-31344

Delaware	52-2303761
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

500 Sansome Street San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 263-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 99.1

Item 2.02. Results of Operations and Financial Condition.

On July 18, 2005, the Company issued a press release announcing preliminary results for the fiscal quarter ended June 30, 2005. The full text of this press release is set forth in Exhibit 99.1 hereto. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, but is instead “furnished” pursuant to that instruction.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2002, the Company filed a duly adopted Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware to, among other things, increase its total number of shares of all classes of stock that the Company is authorized to issue from 1,000 shares of Common Stock to 100,000,000 shares of Common Stock and to authorize 20,000,000 shares of Preferred Stock.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, a copy of which was not filed previously through an inadvertent oversight but is filed as Exhibit 3.1 hereto, and is incorporated in this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number
3.1	Amended and Restated Certificate of Incorporation of Plumtree Software, Inc. filed with the Secretary of State of the State of Delaware on May 31, 2002

99.1	Plumtree Software, Inc. press release dated July 18, 2005, announcing preliminary results for the fiscal quarter ended June 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUMTREE SOFTWARE, INC.

Dated: July 18, 2005	By:	/s/ John Kunze
John Kunze
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
3.1	Amended and Restated Certificate of Incorporation of Plumtree Software, Inc. filed with the Secretary of State of the State of Delaware on May 31, 2002

99.1	Plumtree Software, Inc. press release dated July 18, 2005, announcing preliminary results for the fiscal quarter ended June 30, 2005